EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Acquifer Imaging GmbH (46)	Germany
Acuity Spatial Genomics, Inc. (33)	Delaware, U.S.A.
Agapetus GmbH (23)	Austria
Alicona Imaging GmbH (24)	Austria
Anasys Instruments Corporation (8)	California, U.S.A.
Bruker Norway AS (21)	Norway
Biognosys, AG (43)	Switzerland
Biognosys, Inc. (44)	Delaware, U.S.A.
Bruker (Beijing) Scientific Technology Co., Ltd. (11)	China
Bruker (Malaysia) SDN. BHD. (10)	Malaysia
Bruker Arabia Limited (23)	Saudi Arabia
Bruker Austria GmbH (4)	Austria
Bruker AXS GmbH (3)	Germany
Bruker AXS Holdings, Inc.	Delaware, U.S.A.
Bruker AXS LLC (8)	Delaware, U.S.A.
Bruker Belgium S.A./N.V. (26)	Belgium
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker BioSpin Holding GmbH (15)	Germany
Bruker BioSpin GmbH & Co. KG (31)	Germany
Bruker BioSpin Verwaltungs GmbH	Germany
Bruker Business Support Center sp. Z.o.o. (32)	Poland
Bruker Daltonics GmbH & Co., KG (17)	Germany
Bruker Daltonics Ltd. (18)	United Kingdom
Bruker Daltonik GmbH (16)	Germany
Bruker Detection Corporation (18)	Massachusetts, U.S.A.
Bruker do Brasil Ltda. (4)	Brazil
Bruker EAS GmbH (1)	Germany
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker Espanola S.A. (10)	Spain
Bruker Finance BV (18)	Netherlands
Bruker France S.A.S. (10)	France
Bruker India Scientific PVT, Ltd. (19)	India
Bruker Invest AG (9)	Switzerland
Bruker Italia S.r.l. (10)	Italy
Bruker Japan K.K. (10)	Japan
Bruker JV UK Ltd. (41)	United Kingdom
Bruker Korea Co. Ltd. (10)	Korea
Bruker Ltd. (10)	Russia
Bruker Ltd. (10)	Canada
Bruker Mexicana S.A. de C.V. (5)	Mexico
Bruker Microbiology Technology (Beijing) Co., Ltd (36)	China
Bruker Nano GmbH (4)	Germany
Bruker Nano, Inc. (27)	Arizona, U.S.A.
Bruker Nederland B.V. (10)	Netherlands
Bruker Nordic AB (18)	Sweden
Bruker Optics GmbH & Co. KG (35)	Germany
Bruker Optics Verwaltungs GmbH (35)	Germany
Bruker Optik Holding GmbH (18)	Germany
Bruker OST LLC (1)	Delaware, U.S.A.
Bruker Polska Sp. Z.o.o. (4)	Poland
Bruker Portugal Unipessoal LDA (10)	Portugal
Bruker PTY Ltd. (10)	Australia
Bruker s.r.o. (34)	Czech Republic
Bruker Scientific Instruments Hong Kong Co., Ltd. (10)	Hong Kong
Bruker Scientific Israel Ltd. (10)	Israel
Bruker Scientific LLC	Delaware, U.S.A.

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Singapore Pte. Ltd. (10)	Singapore
Bruker South Africa (Pty) Ltd. (4)	South Africa
Bruker Switzerland AG (10)	Switzerland
Bruker Taiwan Co. Ltd. (18)	Taiwan
Bruker Technologies Ltd. (12)	Israel
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi (10)	Turkey
Bruker UK Ltd. (10)	United Kingdom
Bruker Verwaltungs GmbH (17)	Germany
Bruker-Physik GmbH (14)	Germany
Canopy Biosciences LLC (8)	Delaware, U.S.A.
Core Diagnostics Inc. (29)	California, U.S.A.
Deltabyte GmbH (46)	Germany
Gauss Fusion GmbH (40)	Germany
Gauss Fusion Inc. (45)	Delaware, U.S.A.
Fasmatech Science and Technology S.A. (10)	Greece
Hain LifeScience E.A. Ltd. (21)	Kenya
Hain LifeScience GmbH (34)	Germany
Hydrostatic Extrusions Ltd. (1)	United Kingdom
InCoaTec GmbH (4)	Germany
Inscopix Neuroscience, Inc. (25)	Canada
Inscopix, Inc. (8)	California, U.S.A.
Interherence GmbH (52)	Germany
InVivo Biotech Svx GmbH (34)	Germany
Lifescience Solutions Africa (Pty) Ltd. (21)	South Africa
Luxendo GmbH (10)	Germany
Merlin Diagnostika GmbH (34)	Germany
Mestrelab Research S.L. (22)	Spain
Molecubes, Inc. (13)	Delaware, U.S.A.
Molecubes, NV (10)	Netherlands
Neurescence, Inc. (6)	Canada
Optimal Industrial Automation Limited (10)	United Kingdom
Optimal Industrial Technologies Limited (10)	United Kingdom
Osthus Beteiligungs GmbH (47)	Germany
Osthus Group GmbH (48)	Germany
PepSep ApS (34)	Denmark
Pinpoint Testing, LLC (18)	US (Where in USA)
PMOD Technologies LLC (23)	Switzerland
Precision Diagnostics, Inc. (28)	Delaware, U.S.A.
PreOmics GmbH (37)	Germany
PreOmics Inc. (38)	Delaware, U.S.A.
Prolab Instruments GmbH (10)	Switzerland
Research Instruments GmbH (2)	Germany
SAS Biocentric (21)	France
SmartTip BV (30)	Netherlands
Vutara LLC (8)	Delaware, U.S.A.
XGLab S.r.l. (20)	Italy
Zellkraft Werk GmbH (28)	Germany
Zontal Inc. (49)	Florida, U.S.A
Zontal GmbH (50)	Germany
Zontal Data Information Technology (Dalian) Co., Ltd. (51)	China
Bruker Cellular Analysis, Inc.	Delaware, U.S.A.
BLI Europe International, LTD (53)	United Kingdom
BLI International LLC (53)	Delaware, U.S.A.
Berkeley Lights Life Science (Shanghai) Co. Ltd. (54)	China
Berkeley Lights Life Science (Singapore) Pte. Ltd. (54)	Singapore
IsoPlexis Corporation (53)	Delaware, U.S.A.
IsoPlexis (Shanghai) Trading Co., Ltd. (55)	China
Bruker Cellular Analysis Japan Co., Ltd. (54)	Japan
MIRO Analytical AG (56)	China
Signals GmbH & Co. KG (7)	Germany

(1)
These entities are wholly owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.
(2)
This entity is 52.49% owned by Bruker Energy & Supercon Technologies, Inc. and 47.51% owned by third parties.
(3)
This entity 90% owned by Bruker AXS Holdings, Inc. and 10% owned by Bruker Corporation.
(4)
These entities are wholly owned subsidiaries of Bruker AXS GmbH.
(5)
This entity is 99.9% owned by Bruker AXS GmbH and 0.1% owned by Bruker AXS LLC.
(6)
This entity is wholly owned by Bruker Ltd.
(7)
This entity is wholly owned by Bruker BioSpin GmbH & Co. KG.
(8)
These entities are wholly owned subsidiaries of Bruker Nano, Inc.
(9)
This entity is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.
(10)
These entities are wholly owned subsidiaries of Bruker Invest AG.
(11)
This entity is wholly owned subsidiary of Bruker Singapore Pte. Ltd.
(12)
This entity is wholly owned subsidiary of Bruker Scientific Israel Ltd.
(13)
This entity is wholly owned by Molecubes NV.
(14)
This entity is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik Holding GmbH.
(15)
This entity is 96.63% owned by Bruker Physik GmbH and 3.37% owned by Bruker Invest AG.
(16)
This entity is 90% owned by Bruker Scientific LLC and 10% owned by Bruker Corporation.
(17)
These entities are wholly owned subsidiaries of Bruker Daltonik GmbH.
(18)
These entities are wholly owned subsidiaries of Bruker Scientific LLC.
(19)
This is 70.41% owned by Bruker Invest AG, 22.27% owned by Bruker AXS GmbH and 7.32% owned by Bruker Daltonik GmbH.
(20)
This entity is wholly owned subsidiary of Bruker Italia S.r.l.
(21)
These entities are wholly owned by Hain LifeScience GmbH.
(22)
This entity is 80.97% owned by Bruker Switzerland AG and 19.03% owned by third parties.
(23)
These entities are wholly owned by Bruker Switzerland AG.
(24)
These entities are wholly owned by Agapetus GmbH.
(25)
This entity is wholly owned by Inscopix, Inc.
(26)
This entity is 99.99% owned by Bruker Invest AG and 0.01% owned by Bruker Switzerland.
(27)
This entity is wholly owned by Bruker AXS Holdings, Inc.
(28)
These entities are wholly owned by Canopy BioScience LLC.
(29)
This entity is wholly owned by Precision Diagnostics, Inc.
(30)
This is wholly owned by Bruker Nederland BV.
(31)
This entity is wholly owned by Bruker BioSpin Holding GmbH.
(32)
This entity is wholly owned by Bruker Finance BV.
(33)
This entity is 93.1% owned by Bruker Nano, Inc. and 2.1% owned by third parties.
(34)
These entities are wholly owned by Bruker Daltonics GmbH & Co., KG.
(35)
These entities are wholly owned by Bruker Optik Holding GmbH.
(36)
This entity is wholly owned by Bruker (Beijing) Scientific Technology Co. Ltd.
(37)
This entity is 74.15% owned by Bruker Daltonics GmbH & Col, KG and 25.85% by third parties.
(38)
This entity is wholly owned by PreOmics GmbH.
(39)
This entity is wholly owned by Bruker Nordic AB.
(40)
This entity is 34.38% owned by Bruker EAS GmbH and 6.25% owned by Research Instruments GmbH and 59.37% owned by third parties.
(41)
This entity is wholly owned by Bruker UK Ltd.
(42)
This entity is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.
(43)
This entity is 97.2% owned by Bruker Invest AG and 2.8% owned by third parties.
(44)
This entity is wholly owned by Biognosys AG.
(45)
This entity is wholly owned by Gauss Fusion GmbH.
(46)
This entity is wholly owned by Bruker Nano GmbH.
(47)
This entity is 60.0% owned by Bruker Invest AG and 40.0% owned by third parties.
(48)
This entity is wholly owned by Osthus Beteiligungs GmbH.
(49)
This entity is wholly owned by Osthus Group GmbH.
(50)
This entity is 99.996% owned by Zontal Inc. and 0.004% owned by Osthus Group GmbH.
(51)
This entity is wholly owned by Zontal GmbH.
(52)
This entity is 51.0% owned by Bruker Optik Holding GmbH and 49.0% owned by third parties.
(53)
This entity is wholly owned by Bruker Cellular Analysis, Inc.
(54)
This entity is wholly owned by BLI International LLC.
(55)
This entity is wholly owned by IsoPlexis Corporation.
(56)
This entity is 58.26% owned by Bruker Invest AG and 41.74% owned by third parties.
(57)
This entity is wholly owned by Bruker Corporation.